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                                                                   EXHIBIT 10.31

                       RETENTION AND SEVERANCE AGREEMENT

     This Retention and Severance Agreement (the "Agreement") is entered into this ______ day of December, 1995 by and between Spectradyne, Inc., a Texas corporation, with offices at 1501 North Plano Road, Richardson, Texas (together with its affiliates, "Employer") and Gary Weik, an individual whose address is 3803 Canyon Bluff, Houston, Texas ("Employee").

                                    RECITALS

     1.  Employer is a debtor in possession in Chapter 11 case number 95-659
(PJW) filed on June 8, 1995, in the United States Bankruptcy Court for the District of Delaware.

     2. Employee was hired by Employer prior to the bankruptcy filing to serve as its Chief Executive Officer and Chairman of the Board of SpectraVision, Inc.. The terms of Employee's employment were set forth in an Employment Agreement dated as of August 31, 1994, as amended by an Amendment Number One to Employment Agreement dated January 1, 1995 (the "Employment Agreement").

     3. Employer wishes to retain the services of Employee throughout the bankruptcy proceeding and, as a result of a settlement with the Official Unsecured Creditors Committee of Employer, has agreed to provide Employee with the protections and incentives set forth below.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, it is agreed as follows:

                                   AGREEMENT

     1.  Employment.
         ----------

          (a) Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer, as Chief Executive Officer and to perform such duties, functions and responsibilities commensurate with and appropriate to such position, and as the same may be from time to time set forth in the By-laws of Employer or otherwise delegated to Employee.

          (b) Employee shall receive from Employer the necessary power and authority to carry out and discharge such duties, functions and responsibilities.

          (c) Employee shall be a full time employee of Employer and shall devote his best efforts to the performance, discharge and fulfillment of all such duties, functions and responsibilities.
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         (d) Employee will perform his services primarily in Dallas County,
Texas, U.S.A., or at such other location as may be mutually agreed upon by the Board of Directors of Employer, or their designates, and Employee.

     2.  Term.
         ----

         Employer shall employ Employee from the date of this Agreement until the effective date of a plan of reorganization confirmed in Employer's bankruptcy case. Employee may terminate this Agreement at any time by giving Employer thirty (30) days notice of his intention to terminate the Agreement.

     3.  Compensation.
         ------------

         (a) Employer shall pay Employee an annual base salary of $580,570 payable in equal bi-weekly installments.

         (b) Employee shall receive a bonus for 1995 in the amount of $290,272 payable in accordance with Employer's normal bonus policy, but no later than December 31, 1995. If Employee is employed by Employer on the effective date of Employer's plan, Employee shall receive a bonus for 1996 payable on the effective date of Employer's plan of reorganization and equal to $290,272 times a fraction the numerator of which is the number of days between December 31, 1995 and the effective date of such plan and the denominator of which is 365.

     4.  Employee Benefits and Business Expenses.
         ---------------------------------------

         (a) During the term hereof, Employee shall be entitled to participate in such employee benefit plans and programs maintained by Employer for the benefit of its employees, as such plans and programs may be amended from time to time hereafter, and to participate in applicable new or amended programs, including, but not limited to, medical, dental, health, life, accident and disability insurance programs, savings for retirement plans, bonus, stock option plans, and any other incentive compensation plans.

         (b) Employee shall be reimbursed for any necessary business expenses reasonably incurred by Employee in carrying out Employee's duties, functions and responsibilities hereunder.

     5.  Severance Benefits.
         ------------------

         In the event that Employer terminates Employee's employment by Employer without cause (as defined below) during the term of this Agreement but prior to the time Employer reaches an agreement in principle or executes a term sheet for a sale, merger, equity infusion, partnership or other transaction which

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forms the basis for a reorganization of Employer (a "Transaction"), Employee shall receive a lump sum severance payment of $870,842 within five(5) business days of the date of termination. Employee shall also receive a sum equal to $290,272 multiplied by a fraction the numerator of which is the number of days Employee has worked in the calendar year and the denominator of which is 365. Employee shall have no duty to mitigate damages.

     In the event Employee is terminated without cause after Employer has reached an agreement in principle for a Transaction, Employer shall pay to Employee on the date of termination (as defined in paragraph 7), or as soon thereafter as fiscally practicable, but in no event later than the effective date of Employer's plan of reorganization, an amount equal to the Deal Bonus defined in paragraph 6 of this Agreement. Employer shall also continue to pay Employee his base salary through the earlier of (i) the effective date of Employer's plan of reorganization or (ii) the expiration of ninety (90) days following the date of termination. With Employee's last salary payment, Employer shall also pay Employee a sum equal to $290,272 multiplied by a fraction the numerator of which is the number of days between the first day of the then current calendar year and the last day for which Employee is entitled to receive his base salary and the denominator of which is 365.

     The following events constitute cause for Employer's discharge of Employee:

          (i) Employee's willful misconduct or gross negligence in the performance or discharge of any of Employee's duties, functions and responsibilities hereunder;

          (ii) Employee's conviction of any felony offense during the term of this Agreement; or

          (iii) Employee's breach of any of Employee's material obligations hereunder and the continuation thereof for a period of twenty (20) days after written notice of such breach is received by Employee.

     6.  Deal Bonus.
         ----------

     (a)  Definitions.

          (i) "Alliance Transaction" shall mean an alliance or business venture between Employer and other corporations or business entities (each a Partner) which may involve a contractual arrangement between Employer and such Partner, a direct investment by such Partner in Employer or other similar transaction.

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          (ii) "Sale Transaction" shall mean a sale of all or part of Employer to another corporation or business entity (a "Buyer") which transaction might take the form of a merger with, or a sale of assets or equity securities to a Buyer(s).

          (iii) "Aggregate Consideration" shall mean the total amount of cash and the fair market value (on the date of payment) of all other property paid or payable directly or indirectly to Employer, its employees, or its debt and/or equity security holders by a Buyer and/or Partner in connection with a Sale Transaction and/or Alliance Transaction or a transaction related thereto. Aggregate Consideration shall also include the value of any long-term liabilities of Employer (including the principal amount of any indebtedness for borrowed money (x) repaid in connection with or in anticipation of a Sale Transaction and/or Alliance Transaction or (y) existing on Employer's balance sheet both (i) at the time of a Sale Transaction and/or Alliance Transaction and
(ii) immediately after the confirmation of Employer's plan of reorganization (if such Sale Transaction and/or Alliance Transaction takes the form of a merger or sale of stock) or assumed by a Buyer and/or Partner in connection with a Sale Transaction and/or Alliance Transaction (if such Sale Transaction and/or Alliance Transaction takes the form of a sale of assets)).

     (b)  Deal Bonus.

     If Employee continues to be employed by Employer until employer's plan becomes effective and a Sale or Alliance Transaction closes, Employer shall pay Employee on the later of (i) the effective date of such plan or (ii) the closing of a Sale Transaction and/or Alliance Transaction, a deal bonus (the "Deal Bonus") equal to .3% of the Aggregate Consideration received in an Alliance Transaction or Sale Transaction or in the event of a stand-alone plan, the enterprise value of reorganized Employer as determined by Salomon Brothers, Inc.

     7.  Employee termination or Employer termination for cause or without
         -----------------------------------------------------------------
         cause.
         -----

     In the event Employee terminates this Agreement pursuant to paragraph 2 herein, or Employer terminates this Agreement without cause, or for cause pursuant to paragraph 5 (i), (ii) or (iii), notwithstanding such event of termination, in addition to the other provisions of this Agreement that provide for benefits/compensation to Employee in the preceding situations, Employee shall also be entitled to:

          (i) receive salary compensation pursuant to 3(a) through the date of termination; and

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          (ii) any benefits under paragraph 6 that inured to Employee prior to the date of termination.

          For purposes of this paragraph and Agreement, the date of termination is:

          (i) in the event Employee terminates, the thirtieth day of Employee's 30 day notice set forth in paragraph 2, or

          (ii) in the event of Employee's termination for cause under paragraph 5(i) or (ii), on the date of notice of termination; in the event of Employee's termination for cause under paragraph 5 (iii), on the 20th day after written notice of such cause is received by Employee, provided such cause for termination continues to exist after the 20th day.

     8.  Death and Disability.
         --------------------

          (a) This Agreement shall terminate upon Employee's total permanent disability, as defined herein, or death. Notwithstanding the preceding, any benefits that inured to Employee under paragraph 6 herein prior to death or disability of Employee shall still be due Employee and shall survive the termination of this Agreement as a result of this provision.

          (b) In the event of Employee's total permanent disability, the salary compensation that would have otherwise been earned, pursuant to paragraph 3(a) herein, will continue to be paid for six (6) months. For purposes of this Agreement, the phrase "total permanent disability" shall mean the inability of Employee substantially to perform his duties hereunder for a continuous period of more than sixty (60) days. Such disability shall be determined by Employee's attending physician, and if Employer disagrees with the determination of such physician, Employer shall have the right to employ physicians of its choosing to examine Employee and make an independent determination of whether or not Employee is, in fact, totally and permanently disabled.

          (c) In the event of death of Employee, his estate will receive
$290,272.

     9.  Employee's Covenants.
         --------------------

          (a) The Employee hereby covenants and agrees that during the term of his employment and at any time thereafter he will not disclose to any person not employed by the Employer or any affiliated entity and not engaged to render services to the Employer or any affiliated entity any confidential information obtained while in the employ of the Employer; provided, however, that the restrictions contained herein shall not apply to information that (i) was in the Employee's possession prior to the commencement of his employment by the Employer, (ii) is or becomes generally

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available to the public other than as a result of disclosure by the Employee or his representatives in violation of this Agreement, (iii) is or becomes available to the Employee on a non-confidential basis from a source (other than the Employer or its representatives) which is not, to the Employee's knowledge, prohibited from transmitting the information to the Employee or his representatives by a contractual, legal, fiduciary or other obligation, (iv) was independently acquired or developed by the Employee without violating the Employee's obligations under this Agreement, or (v) is furnished to a third party by the Employer or any representative of the Employer without similar non-disclosure restrictions or reasonable expectations of confidentiality on the third party's use of such information. In addition, this subparagraph 9(a) shall not preclude the Employee from the use or disclosure of information known generally to the public or of information not considered confidential by the Employer or any affiliated entity or from making disclosures required by law or court order.

          For the purposes of this Agreement, the term "confidential information" shall include all information of any nature and in any form which is owned by the Employer and which is not publicly available or generally known to persons engaged in businesses similar to that of the Employer, including, but not limited to, research techniques; patents and patent applications; inventions and improvements, whether patentable or not; development projects; computer software and related documentation and materials; designs, practices, processes, methods, know-how and other facts relating to the business of the Employer; practices, processes, methods, know-how and other facts related to sales, advertising, promotions, financial matters, customers, customer lists or customers' purchases of goods or services from the Employer; industry contracts; and all other secrets and information of a confidential and proprietary nature.

          (b) The Employee hereby covenants and agrees that prior to the effective date of Employer's plan of reorganization or conversion of Employer's case to Chapter 7 he will not, for himself or any third party, directly or indirectly employ or solicit for employment any person employed by the Employer during the period of such person's employment.

          (c) The Employee hereby covenants and agrees that during the term of his employment and at any time thereafter, upon the reasonable request of the Employer's Board of Directors or Chief Executive Officer, he shall cooperate fully in (i) consulting with the Employer with respect to all matters concerning the Employer in which the Employee had personal involvement during his period of employment with the Employer, (ii) assisting the Employer in the consummation of any business matters pending during the term of his employment, and (iii) assisting the Employer in defending and testifying in any legal and other proceedings relating to the affairs of the Employer. With respect to the preceding, Employer agrees to pay for all

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reasonable and necessary expenses and costs/1/ incurred by Employee.  The parties agree that Employee will not be required to expend more than a nominal amount of time and attention with respect to any of the above referenced items.

          (d) The Employee and the Employer agree that the Employer will be irreparably harmed by any violation or threatened violation of any of the provisions of subparagraphs 9(a), (b), or (c) if such provisions are not specifically enforced and therefore that the Employer shall be entitled to an injunction restraining any violation of these paragraphs by the Employee (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy to which the Employer may be entitled.

          (e) Notwithstanding the provisions of paragraph 9(a)-(d), Employer recognizes and acknowledges Employee's high degree of experience and expertise in the interactive television, pay per view industry, that such high degree of expertise and experience existed prior to Employer employing Employee and was one of the primary reasons Employer employed Employee. Further, notwithstanding the provisions of paragraph 9(a)-(d), Employer recognizes and acknowledges the mere employment of Employee by one of Employer's competitors shall not be a violation of paragraph 9 unless such employment is coupled with Employee's violation of paragraph 9(a).

     10.  Insurance.
          ---------

          Employer will, for the benefit of Employee and his beneficiaries, continue its present group hospitalization and life insurance program. In addition, Employer will provide, for the period of Employee's employment, term life insurance for Employee, payable to such beneficiary as the Employee may designate, in a principal amount of not less than TWO MILLION ($2,000,000) DOLLARS, and long term disability insurance providing for monthly payments of sixty (60%) percent of Employee's monthly base salary in the event of total disability .

     11.  Waivers.
          -------

          Neither the failure nor any delay on the part of either party hereto to exercise any right, remedy, power or privilege (collectively, "Right") under this Agreement shall operate as a waiver, abandonment or release thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of the same or of any other Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of such Right with respect to any other occurrence.

----------------

/1/ Including, but not limited to, transportation, food, lodging and reasonable compensation.

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     12.  Severability.
          ------------

          If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement, which provisions shall remain in full force and effect, and the parties hereto shall continue to be bound thereby.

     13.  Entire Agreement.
          ----------------

          This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all previous agreements and understandings between the parties, whether written or oral, with respect to the subject matter hereof. This Agreement shall not be modified, altered or amended except by a writing executed by both parties. Employee acknowledges and agrees that no such agreement will be effective unless it is approved by formal resolution of the Board of Directors of Employer.

     14.  Legal Fees and Expenses.
          -----------------------

          The prevailing party in any legal action relating to this Agreement shall be entitled to recover its or his legal fees and expenses, in addition to any other remedies it or he may have. Employer agrees that it will advance to Employee the reasonable legal fees and expenses that are incurred by him in any legal action relating to this Agreement within five business days after Employee's submission to Employer of invoices or other evidence of legal fees or expenses incurred by Employee. Employee agrees to repay such advances pursuant to the first sentence of this paragraph if Employer is the prevailing party in the legal action.

     15.  Governing Law.
          -------------

          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

     16.  Injunctive Relief.
          -----------------

          During the term of this Agreement, Employer shall, in addition to any other remedies available to it at law or in equity, be entitled to injunctive relief to enforce the terms of paragraph 9 of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year above first written.


                                       SPECTRADYNE, INC.




                                       -----------------------------------------
                                   By:
                                   Its:




                                       -----------------------------------------
                                   By        By: Gary Weik

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